Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the Second Quarter of 2008

  Revenues were $28.3 million for the second quarter of 2008
  Operating income was $17.0 million for the second quarter of 2008
  Net income was $0.8 million for the second quarter of 2008
  Earnings per share was $0.13 for the second quarter of 2008

NEW YORK--(BUSINESS WIRE)--Pzena Investment Management, Inc. (NYSE: PZN) reported second quarter 2008 net income, generated through the company’s approximate 9.6% economic interest in its operating company, of $0.8 million, or $0.13 per share, compared with net income of $25.3 million for the second quarter of 2007. On a pro forma basis, second quarter 2007 net income was $1.3 million. The company reported operating income of $17.0 million for the second quarter of 2008, compared with operating income of $25.7 million for the second quarter of 2007.

For the six months ended June 30, 2008, the company generated net income of $1.6 million, or $0.26 per share, compared with a net loss of $62.8 million for the six months ended June 30, 2007. On a pro forma basis, net income was $2.6 million for the six months ended June 30, 2007. The company generated operating income of $35.0 million for the six months ended June 30, 2008, compared with an operating loss of $44.9 million for the six months ended June 30, 2007. On a pro forma basis, operating income was $50.0 million for the six months ended June 30, 2007.

The pro forma adjustments for 2007 give effect to: (i) the company’s initial public offering on October 30, 2007; (ii) the three-year term loan agreement, as amended, completed by Pzena’s operating company on July 23, 2007; (iii) the amendment of Pzena’s operating company’s operating agreement on March 31, 2007 to remove all mandatory unit redemption provisions; and (iv) the acceleration of all outstanding unvested operating company units and options as of March 31, 2007. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. The pro forma earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

Flows and Assets Under Management

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Separately-Managed Accounts
Beginning of Period Assets	$12.5	$14.0	$15.3
Net Flows	0.6	(0.2)	0.2
Appreciation	(1.7)	(1.3)	1.0
End of Period Assets	$11.4	$12.5	$16.5

Sub-Advised Accounts
Beginning of Period Assets	$7.9	$9.6	$13.2
Net Flows	0.1	(0.8)	(0.1)
Appreciation	(0.9)	(0.9)	1.0
End of Period Assets	$7.1	$7.9	$14.1

Total
Beginning of Period Assets	$20.4	$23.6	$28.5
Net Flows	0.7	(1.0)	0.1
Appreciation	(2.6)	(2.2)	2.0
End of Period Assets	$18.5	$20.4	$30.6

At June 30, 2008, the company managed $18.5 billion in total assets, a decrease of 9.3% from $20.4 billion at March 31, 2008, and a decrease of 39.5% from $30.6 billion at June 30, 2007. During the quarter ended June 30, 2008, assets under management declined due to $2.6 billion in market depreciation, offset by $0.7 billion in net inflows. The net inflows were generated primarily from separately-managed accounts.

At June 30, 2008, the company managed $11.4 billion in separate accounts and $7.1 billion in sub-advised accounts. For the quarter ended June 30, 2008, assets in separately-managed accounts decreased $1.1 billion, or 8.8%, from $12.5 billion at March 31, 2008, due to $1.7 billion in market depreciation, offset by $0.6 billion in net inflows. During the same period, sub-advised accounts declined by $0.8 billion, or 10.1%, from $7.9 billion, due to $0.9 billion in market depreciation, offset by $0.1 billion in net inflows.

Financial Discussion

Revenue (unaudited)
($ millions)
	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Separately-Managed Accounts	$20.6	$21.6	$25.5
Sub-Advised Accounts	7.7	8.4	11.3
Total	$28.3	$30.0	$36.8

		Six Months Ended
		June 30,	June 30,
		2008	2007

Separately-Managed Accounts		$42.2	$49.2
Sub-Advised Accounts		16.1	22.9
Total		$58.3	$72.1

Revenues were $28.3 million for the second quarter of 2008, a decrease of 23.1% from $36.8 million for the second quarter of 2007, and a decrease of 5.7% from $30.0 million for the first quarter of 2008. For the six months ended June 30, 2008, revenues were $58.3 million, a decrease of 19.1% from $72.1 million for the six months ended June 30, 2007.

Average assets under management for the second quarter of 2008 were $20.4 billion, a decrease of 32.2% from $30.1 billion for the second quarter of 2007, and a decrease of 7.3% from $22.0 billion for the first quarter of 2008.

Weighted average fees increased to 55.5 basis points in the second quarter of 2008 from 48.9 basis points during the second quarter of 2007, and from 54.5 basis points during the first quarter of 2008. These increases were mainly due to the shift in asset mix toward separately-managed accounts, which comprised 61.6% of total AUM as of June 30, 2008 and increased from 53.9% as of June 30, 2007, and from 61.3% as of March 31, 2008. Weighted average fees for separately-managed accounts increased to 64.9 basis points during the second quarter of 2008 from 63.2 basis points during the second quarter of 2007, and from 64.6 basis points during the first quarter of 2008. Weighted average fees for sub-advised accounts increased to 40.1 basis points during the second quarter of 2008 from 32.3 basis points during the second quarter of 2007, and from 38.9 basis points for the first quarter of 2008.

Total operating expenses increased by $0.2 million, or 1.8%, to $11.3 million in the second quarter of 2008, from $11.1 million in the second quarter of 2007. Operating expenses in the second quarter of 2008 decreased by $0.7 million, or 5.8%, from $12.0 million in the first quarter of 2008, primarily as a result of lower variable compensation cost and decreased professional and data systems costs arising from ongoing efforts to reduce overall operating expenditures. Management is continuing to analyze its cost structure to identify and implement additional potential savings opportunities. Operating expenses for the six months ended June 30, 2008 increased by $1.2 million, or 5.4%, compared to those of the pro forma six months ended June 30, 2007, primarily as a result of the costs associated with our status as a public company.

As of June 30, 2008, employee headcount was 74, up from 70 at June 30, 2007, and down from 78 at March 31, 2008. The year over year change arose as a result of staffing increases in nearly all of the company’s functional areas during 2007.

Operating income for the second quarter of 2008 was $17.0 million compared to $25.7 million for the second quarter of 2007, and $18.0 million for the first quarter of 2008. The company generated operating income of $35.0 million for the six months ended June 30, 2008, compared with an operating loss of $44.9 million for the six months ended June 30, 2007. On a pro forma basis, operating income was $50.0 million for the six months ended June 30, 2007.

Operating margin was 60.0% for the second quarter of 2008, compared with 69.8% for the second quarter of 2007, and 60.0% for the first quarter of 2008. For the six months ended June 30, 2008, operating margin was 60.0% compared with a negative 62.3% for the six months ended June 30, 2007. Pro forma operating margin for the six months ended June 30, 2007 was 69.3%.

Other income/(expense) was an expense of $3.8 million for the second quarter of 2008, which included an expense of $3.3 million related to the negative performance of the company’s investments in its own products. The remaining $0.5 million of other expense is comprised of $1.1 million of interest expense on the company’s term loan, offset by interest and dividend income of $0.6 million. Other income/(expense) was an expense of $1.7 million for the second quarter of 2007, and an expense of $4.1 million for the first quarter of 2008. On a pro forma basis, other income/(expense) was income of $0.7 million for the second quarter of 2007.

Other income/(expense) decreased by $5.5 million for the second quarter of 2008 compared with the second quarter of 2007, primarily as a result of the negative performance of company investments, as well as the $1.1 million in interest expense associated with the term loan entered into on July 23, 2007. Second quarter 2008 other expense decreased by $0.3 million from the first quarter of 2008, primarily due to the performance of the company’s investments. Other income/(expense) decreased by $4.5 million for the second quarter of 2008 compared with the pro forma second quarter of 2007, primarily as a result of the performance of the company’s investments.

Second Quarter 2008 Earnings Call Information

Pzena Investment Management, Inc. will hold a conference call to discuss its second quarter 2008 financial results and outlook at 10:00 a.m. ET, Wednesday, July 30, 2008. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of our website: http://www.pzena.com

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial (877) 820-5027; international callers should dial (706) 679-9396. The conference ID number is 56176323.

Replay: The conference call will be available for replay through August 6, 2008, on the web using the information given above, or by telephone at (800) 642-1687 for U.S./Canada callers and (706) 645-9291 for international callers.

About Pzena

Pzena Investment Management, LLC, the firm’s operating company, is a premier value-oriented investment management firm with a long-term record of investment excellence and exceptional client service. Founded in late 1995, Pzena Investment Management has built a diverse, global client base. PZN stock began trading on the New York Stock Exchange on October 25, 2007. More firm and stock information is posted on the Company’s website, www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2008 and Quarterly Report on Form 10-Q, as filed with the SEC on May 14, 2008. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per-share amounts)

	As of
	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$37,207	$27,184
Due from Broker	89	268
Advisory Fees Receivable	20,497	26,061
Investments in Marketable Securities, at Fair Value	33,152	27,465
Receivable from Related Parties	319	351
Other Receivables	323	1,040
Prepaid Expenses and Other Assets	1,315	881
Deferred Tax Assets	67,063	68,233
Property and Equipment, Net of Accumulated Depreciation of $1,527 and $1,412, respectively	3,012	3,163
TOTAL ASSETS	$162,977	$154,646

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$11,813	$8,542
Securities Sold Short, at Fair Value	3,309	1,028
Due to Broker	3,456	4,101
Dividends Payable	7,058	7,045
Long Term Debt	57,000	60,000
Liability to Selling Shareholders	58,391	58,391
Other Liabilities	1,349	1,105
TOTAL LIABILITIES	142,376	140,212

Commitments and Contingencies	-	-
Non-Controlling Interests	18,524	16,355

Equity:
Preferred Stock (Par Value $0.01; 200,000,000 Shares Authorized; None Outstanding)	-	-
Class A Common Stock (Par Value $0.01; 750,000,000 Shares Authorized; 6,123,494 and 6,111,118 Shares Issued and Outstanding in 2008 and 2007, respectively)	61	61
Class B Common Stock (Par Value $0.000001; 750,000,000 Shares Authorized; 57,950,910 and 57,937,910 Shares Issued and Outstanding in 2008 and 2007, respectively)	-	-
Members' Equity	-	-
Additional Paid-In Capital	1,635	(2,043)
Accumulated Other Comprehensive Income	67	-
Retained Earnings	314	61
TOTAL EQUITY	2,077	(1,921)
TOTAL LIABILITIES AND EQUITY	$162,977	$154,646

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUE	$28,305	$36,840	$58,317	$72,138

EXPENSES
Compensation and Benefits Expense	8,662	8,582	17,613	112,406
General and Administrative Expenses	2,652	2,540	5,695	4,629
TOTAL OPERATING EXPENSES	11,314	11,122	23,308	117,035
Operating Income/(Loss)	16,991	25,718	35,009	(44,897)

Total Other Income/(Expense)	(3,789)	1,726	(7,868)	1,961

Income/(Loss) Before Income Taxes and Non-Controlling Interests	13,202	27,444	27,141	(42,936)

Provision for Income Taxes	1,456	1,478	2,998	2,607
Non-Controlling Interests	10,966	646	22,543	637
Income/(Loss) Before Interest on Mandatorily Redeemable Units	780	25,320	1,600	(46,180)

Interest on Mandatorily Redeemable Units	-	-	-	16,575

Net Income/(Loss)	$780	$25,320	$1,600	$(62,755)

Net Income for Basic Earnings per Share	$780		$1,600
Basic Earnings per Share	$0.13		$0.26
Basic Weighted Average Shares Outstanding	6,123,494		6,121,590

Net Income for Diluted Earnings per Share	$8,124		$16,722
Diluted Earnings per Share	$0.13		$0.26
Diluted Weighted Average Shares Outstanding	64,080,857		64,079,122

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
		Pro Forma		Pro Forma
	2008	2007	2008	2007
REVENUE	$28,305	$36,840	$58,317	$72,138

EXPENSES
Compensation and Benefits Expense	8,662	8,582	17,613	17,481
General and Administrative Expenses	2,652	2,540	5,695	4,629
TOTAL OPERATING EXPENSES	11,314	11,122	23,308	22,110
Operating Income/(Loss)	16,991	25,718	35,009	50,028

Total Other Income/(Expense)	(3,789)	749	(7,868)	17

Income/(Loss) Before Income Taxes and Non-Controlling Interests	13,202	26,467	27,141	50,045

Provision for Income Taxes	1,456	2,441	2,998	4,441
Non-Controlling Interests	10,966	22,698	22,543	43,039
Income/(Loss) Before Interest on Mandatorily Redeemable Units	780	1,328	1,600	2,565

Interest on Mandatorily Redeemable Units	-	-	-	-

Net Income/(Loss)	$780	$1,328	$1,600	$2,565

Net Income for Basic Earnings per Share	$780		$1,600
Basic Earnings per Share	$0.13		$0.26
Basic Weighted Average Shares Outstanding	6,123,494		6,121,590

Net Income for Diluted Earnings per Share	$8,124		$16,722
Diluted Earnings per Share	$0.13		$0.26
Diluted Weighted Average Shares Outstanding	64,080,857		64,079,122

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Three Months Ended			Three Months Ended
	June 30,	Pro Forma		June 30,
	2007	Adjustments		2007
REVENUE	$36,840	$-		$36,840

EXPENSES
Compensation and Benefits Expense	8,582	-		8,582
General and Administrative Expenses	2,540	-		2,540
TOTAL OPERATING EXPENSES	11,122	-		11,122
Operating Income	25,718	-		25,718

Total Other Income/(Expense)	1,726	(977)	A	749

Income/(Loss) Before Income Taxes and Non-Controlling Interests	27,444	(977)		26,467

Provision for Income Taxes	1,478	963	B	2,441
Non-Controlling Interests	646	22,052	C	22,698

Income/(Loss) Before Interest on Mandatorily Redeemable Units	25,320	(23,992)		1,328

Interest on Mandatorily Redeemable Units	-	-		-

Net Income/(Loss)	$25,320	$(23,992)		$1,328

Net Income for Basic Earnings per Share				$1,328

Net Income for Diluted Earnings per Share				$13,898

PZENA INVESTMENT MANAGEMENT, INC.
(Prior to October 30, 2007 - Pzena Investment Management, LLC)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per-share amounts)

				Pro Forma
	Six Months Ended			Six Months Ended
	June 30,	Pro Forma		June 30,
	2007	Adjustments		2007
REVENUE	$72,138	$-		$72,138

EXPENSES
Compensation and Benefits Expense	112,406	(94,925)	E	17,481
General and Administrative Expenses	4,629	-		4,629
TOTAL OPERATING EXPENSES	117,035	(94,925)		22,110
Operating Income/(Loss)	(44,897)	94,925		50,028

Total Other Income/(Expense)	1,961	(1,944)	A	17

Income/(Loss) Before Income Taxes and Non-Controlling Interests	(42,936)	92,981		50,045

Provision for Income Taxes	2,607	1,834	B	4,441
Non-Controlling Interests	637	42,402	C	43,039

Income/(Loss) Before Interest on Mandatorily Redeemable Units	(46,180)	48,745		2,565

Interest on Mandatorily Redeemable Units	16,575	(16,575)	D	-

Net Income/(Loss)	$(62,755)	$65,320		$2,565

Net Income for Basic Earnings per Share				$2,565

Net Income for Diluted Earnings per Share				$26,723

NOTES TO THE PRO FORMA ADJUSTMENTS:

(A)	Represents the effect of interest expense and loan origination fees amortization associated with the three-year term loan agreement completed by the operating company on July 23, 2007.

(B)	Reflects the pro forma impact of federal, state and local taxes on the income allocated from Pzena Investment Management, LLC. Historically, the operating company was subject solely to the New York City Unincorporated Business Tax (UBT).

For periods prior to July 23, 2007, taxes have been adjusted to reflect the full-period UBT deductibility of the interest expense associated with the three-year term loan agreement completed by the operating company on July 23, 2007.

(C)	Represents the non-controlling interest allocation of approximately 90.4% of the income of Pzena Investment Management, Inc. to Pzena Investment Management, LLC.

(D)	Reflects an adjustment to remove unit-based charges associated with the operating company's capital units. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, no further unit-based compensation expenses were recognized as of and from March 31, 2007.

(E)	Reflects an adjustment to remove unit-based compensation charges associated with the operating company's compensatory units. Effective March 31, 2007, the obligation of the operating company to mandatorily redeem its membership units was eliminated. Also on this date, vesting on all outstanding unvested operating company units and options was accelerated. As a result of these changes, there will be no further unit-based compensation expenses as of and from March 31, 2007.

Assets Under Management by Strategy (unaudited)
($ billions)
	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Large Cap Value	$10.0	$11.2	$19.1
Value Service	3.8	4.4	6.2
Global Value	2.6	2.5	2.1
Small Cap Value	0.8	0.9	1.2
International Value	0.5	0.5	0.6
Mid Cap Value	0.3	0.4	0.6
All Cap Value	0.2	0.2	0.6
Other Strategies	0.3	0.3	0.2
Total	$18.5	$20.4	$30.6

Supplemental Income Statement Data (unaudited)
($ thousands)
		Pro Forma
	Three Months Ended	Three Months Ended
	June 30,	June 30,
	2008	2007
Income Before Taxes and Non-Controlling Interests	$13,202	$26,467
Unincorporated Business Tax	(887)	(1,439)
Non-Controlling Interests of Consolidated Subsidiaries	1,769	646
Non-Controlling Interests of Pzena Investment Management, LLC	(12,735)	(23,344)
Income Before Corporate Income Taxes	1,349	2,330
Provision for Corporate Income Taxes	(569)	(1,002)
Net Income	$780	$1,328

		Pro Forma
	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2008	2007
Income Before Taxes and Non-Controlling Interests	$27,141	$50,045
Unincorporated Business Tax	(1,825)	(2,530)
Non-Controlling Interests of Consolidated Subsidiaries	3,669	655
Non-Controlling Interests of Pzena Investment Management, LLC	(26,212)	(43,694)
Income Before Corporate Income Taxes	2,773	4,476
Provision for Corporate Income Taxes	(1,173)	(1,911)
Net Income	$1,600	$2,565

CONTACT:
Pzena Investment Management, Inc.
Wayne Palladino, 212-355-1600
palladino@pzena.com